Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

(Must contain a Medallion Guaranty)

For Tender of American Depositary Shares

of

 Maxcom Telecomunicaciones, S.A.B. de C.V.

to

 Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as Trustee for the Trust Number 1387

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the U.S. Offer if certificates for ADRs are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Citibank, N.A., as the U.S. Receiving Agent, on or prior to the Expiration Date.  This form may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Receiving Agent.  All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase, dated August 23, 2013, by Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero, a banking institution organized and existing under the laws of the United Mexican States, as Trustee for the Trust  Number 1387 (the “Trust”), Ventura Capital Privado, S.A. de C.V., a sociedad anónima de capital variable, organized and existing under the laws of the United Mexican States (“Ventura Capital”), Javier Molinar Horcasitas (“Javier Molinar”) and Enrique Castillo Sanchéz Mejorada (“Enrique Castillo” and together with the Trust, Ventura Capital and Javier, the “Purchasers”) and in the accompanying ADS Letter of Transmittal.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME (11:00 P.M., MEXICO CITY TIME) ON SEPTEMBER 26,
2013 UNLESS THE U.S. OFFER IS EXTENDED.

The U.S. Receiving Agent for the U.S. Offer is:

Citibank, N.A.

By Mail:	By Facsimile Transmission:

Citibank, N.A. P.O. Box 859208	781-930-4942
Braintree, MA 02185-9208	To Confirm Facsimile Transmission Only:

781-930-4900

By Hand or By Courier:

Citibank, N.A.

161 Bay State Drive

Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. RECEIVING AGENT.  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON THE ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ADS LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Purchasers, upon the terms and subject to the conditions set forth in the U.S. Offer, receipt of which is hereby acknowledged, the aggregate number of ADSs set forth below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase.

The undersigned agrees that tenders of ADSs pursuant to the U.S. Offer may be withdrawn any time prior to the Expiration Date as provided in the U.S. Offer to Purchase.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signatory:

Number of ADSs Tendered:

No(s). of ADSs (if available):

Date:

Address:

Area Code and Telephone No.:

If ADSs will be delivered by book-entry transfer at The Depository Trust Company (“DTC”), provide account number.

DTC Account No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of ADSs exactly as its (their) name(s) appear on ADRs or on a security position listing as the owner of ADSs or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Do not send ADRs with this form.  ADRs should be sent to the U.S. Receiving Agent together with a properly completed and duly executed ADS Letter of Transmittal.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of transfer of such ADSs into the U.S. Receiving Agent’s account at The Depository Trust Company, including the agent’s message instead of a ADS Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal, will be deposited by the undersigned with the U.S. Receiving Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE ADS LETTER OF TRANSMITTAL AND THE ADRs FOR ALL ADSs TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF AN ADS LETTER OF TRANSMITTAL, TO THE U.S. RECEIVING AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:

Address:

Area Code and Telephone

Number:

Authorized Signature

Name:

Title:

Date:

Medallion Guaranty

Authorized Signature

Name of Eligible Institution

Address of Eligible Institution